INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

Securities and Exchange Commission
Washington, D.C.

We consent to the use in this Registration Statement of Freedom Financial Holdings, Inc. and subsidiary on Form SB-2, of our report dated April 5, 2007, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts" in such Prospectus.

//s// Cordovano and Honeck, LLP

Cordovano and Honeck, LLP
Englewood, Colorado
May 25, 2007